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                                                                    EXHIBIT 3.12

                                      INDEX

                                       of

                                    BYLAWS of

                            AEROLINK MANAGEMENT, INC.

                                ARTICLE I General

   Section 1.1.   Name............................................................................................1
   Section 1.2.   Office..........................................................................................1
   Section 1.3.   Seal............................................................................................1
   Section 1.4.   Fiscal Year.....................................................................................1

                                               ARTICLE II Shareholders

   Section 2.1.   Place of  Meetings..............................................................................1
   Section 2.2.   Annual Meeting..................................................................................1
   Section 2.3.   Special Meetings................................................................................2
   Section 2.4.   Notice of Meetings..............................................................................2
   Section 2.5.   Waiver of-Notice................................................................................2
   Section 2.6.   Quorum..........................................................................................3
   Section 2.7.   Adjournments of Meetings........................................................................3
   Section 2.8.   Notice of Adjourned Meetings....................................................................3
   Section 2.9.   Informal Action by the Shareholders.............................................................4
   Section 2.10.   Telephonic Meetings............................................................................4
   Section 2.11.   Voting Power...................................................................................4
   Section 2.12.   Presiding Officer..............................................................................4
   Section 2.13.   Proxies........................................................................................4
   Section 2.14.   Reports to Shareholders........................................................................5


                                                 ARTICLE III Directors

   Section 3.1.   Number and Qualification........................................................................5
   Section 3.2.   Election and Term of Directors..................................................................6
   Section 3.3.   Vacancies.......................................................................................6
   Section 3.4.   Alternate Directors.............................................................................6
   Section 3.5.   Director's Duties and Obligations...............................................................6
   Section 3.6.   Notation of Dissent.............................................................................7
   Section 3.7.   Compensation of Directors.......................................................................7
   Section 3.8.   Regular Meetings................................................................................8
   Section 3.9.   Special Meetinqs................................................................................8



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
   Section 3.10.   Notice of Meetings.............................................................................8
   Section 3.11.   Place of Meeting of Directors..................................................................8
   Section 3.12.   Committees of Directors........................................................................8
   Section 3.13.   Informal Action by the Directors or Any Committee Thereof......................................9
   Section 3.14.   Telephonic Meetings............................................................................9
   Section 3.15.   Quorum and Voting Requirements at Meetings of Directors.......................................10
   Section 3.16.   Presiding Officer.............................................................................10
   Section 3.17.   Interested Director or Officer Contracts......................................................10
   Section 3.18.   Limitation of Personal Liability of Directors.................................................11

                                                   ARTICLE IV Officers

   Section 4.1.   Number and Election............................................................................11
   Section 4.2.   Qualifications.................................................................................11
   Section 4.3.   Term of Office.................................................................................11
   Section 4.4.   Chief Executive Officer........................................................................12
   Section 4.5.   President......................................................................................12
   Section 4.6.   Vice Presidents................................................................................12
   Section 4.7.   Secretary and Assistant Secretary..............................................................12
   Section 4.8.   Treasurer and Assistant Treasurer..............................................................13
   Section 4.9.   Standard of Care...............................................................................13

                                              ARTICLE V Execution of Documents

   Section 5.1.   Checks, Notes etc..............................................................................13
   Section 5.2.   Other Documents................................................................................13

                                         ARTICLE VI Share Certificates and Transfers

   Section 6.1.   Share Certificates.............................................................................13
   Section 6.2.   Loss or Destruction of Share Certificate.......................................................14
   Section 6.3.   Transfers of Stock; Transfer Agent.............................................................14
   Section 6.4.   Registered Shareholders........................................................................14

                                ARTICLE VII Indemnification of Directors, officers and Employees

   Section 7.1.   Right to Indemnification.......................................................................15
   Section 7.2.   Right to Advancement of Expenses...............................................................15
   Section 7.3.   Right of Indemnitee to Initiate Action.........................................................16
   Section 7.4.   Insurance and Funding..........................................................................16
   Section 7.5.   Nonexclusivity; Nature and Extent of Rights....................................................16

                                                    ARTICLE VIII Amendments

   Section 8.1.   Amendments to Bylaws...........................................................................17



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                                     BYLAWS

                                       OF

                            AEROLINK MANAGEMENT, INC.



                                    ARTICLE I

                                     General

Section 1.1. Name.

     The name of the Corporation shall be Aerolink Management, Inc.

Section 1.2. Office.

     The principal office of the Corporation shall be at such place or places as the Board of Directors may from time to time determine.

Section 1.3. Seal.

     The Corporation may have a seal which shall be circular in form and shall bear such inscription as the Board of Directors from time to time may determine.

Section 1.4. Fiscal Year.

     The fiscal year of the Corporation shall be the calendar year ending December 31 or such other fiscal year as shall be fixed by resolution of the Board of Directors.

                                   ARTICLE II

                                  Shareholders

Section 2.1. Place of Meetings.

     Each meeting of the shareholders shall be held at the principal office of the Corporation or at such other place, within or without the Commonwealth of Pennsylvania, as shall be designated by resolution of the Board of Directors.

Section 2.2. Annual Meeting.

     The annual meeting of the shareholders shall be held each year on such date and at such time and place as the Board of Directors shall, from time to time, determine by resolution. At each such annual meeting, the shareholders shall elect the Corporation's

Board of Directors and shall transact such other business as shall properly be presented at the meeting.

Section 2.3. Special Meetings.

     Special meetings of the shareholders may be called at anytime by the Chief Executive Officer, the President, any Vice President, the Board of Directors or, unless provided to the contrary in the Corporation's Articles of Incorporation, shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the Secretary to fix the time of the meeting which shall be held not more than 60 days after the receipt of the request.

Section 2.4. Notice of Meetings.

     Written notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary or other person as may be designated from time to time by the Board of Directors, to each shareholder of record entitled to vote at the meeting at least five days prior to the day named for the meeting or such other prior notice as may be required to be given under Section 1704 of the Pennsylvania Business Corporation Law of 1988 (the "BCL"). Such notice shall be given either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to the shareholder's address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of a telex or TWX, when dispatched. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted. If the Secretary or other person as may be designated from time to time by the Board of Directors neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.

Section 2.5. Waiver of Notice.

     Whenever any written notice is required to be given to shareholders by law or pursuant to these Bylaws or the Corporation's Articles of Incorporation, a waiver thereof in writing signed by the shareholder or shareholders entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except in the case of a special meeting, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted.

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     Attendance of a shareholder at any meeting shall constitute a waiver of notice of the meeting except where a shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 2.6. Quorum.

     A meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided in this Article II, adjourn the meeting to such time and place as they may determine.

     Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this Section 2.6, shall nevertheless constitute a quorum for the purpose of electing directors.

     Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this Section 2.6, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

Section 2.7. Adjournments of Meetings.

     Adjournments of any regular or special meeting of the shareholders may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct, until the directors have been elected.

Section 2.8. Notice of Adjourned Meetings.

     When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

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Section 2.9. Informal Action by the Shareholders.

     Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the Corporation. If fewer than all shareholders consent, the action shall not become effective until after at least 10 days' written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

Section 2.10. Telephonic Meetings.

     One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 2.10 shall constitute presence in person at the meeting.

Section 2.11. Voting Power.

     Every shareholder of record shall be entitled to one vote for every share of the common stock of the Corporation standing in his name on the books of the Corporation. The majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon shall be required for the taking of any corporate action to be taken by a vote of the shareholders.

Section 2.12. Presiding Officer.

     All meetings of the shareholders shall be called to order and presided over by the Chief Executive Officer, or in his absence by the President, or in his absence by the Chairman of the Board of Directors, or in his absence by a Vice President, or in the absence of all of them by the Treasurer, or if none of such persons is present, by a chairman elected by the shareholders.

Section 2.13. Proxies.

     Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for him by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder for the purposes of these Bylaws. Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the

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shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

     Every proxy shall be executed in writing by the shareholder or by his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

     A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the share itself or an interest in the Corporation generally. As used in these By-laws, the term "proxy coupled with an interest" includes:

               (1) a vote pooling or similar arrangement among shareholders;

               (2) any agreement among shareholders, or among or between the Corporation and one or more shareholders, regarding the voting of their shares; and

               (3) An unrevoked proxy in favor of an existing or potential creditor of a shareholder.

Section 2.14. Reports to Shareholders.

     Unless otherwise agreed to between the Corporation and a shareholder pursuant to Section 1554(c) of the BCL, the Corporation shall furnish to each shareholder the annual financial statements described in Section 1554(a) of the BCL pursuant to and in the manner provided in said Section 1554.

                                   ARTICLE III

                                    Directors

Section 3.1. Number and Qualification.

     All powers vested in the Corporation by the BCL shall be exercised by, or under the authority of, and the business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors, who need not be residents of the Commonwealth of Pennsylvania or shareholders of the Corporation, but must be natural persons of 18 years of age or older. The Board of Directors shall consist of one or more members, as determined from time to time by proper resolution of the Board of Directors,

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who shall have the power to fix the number of directors at any time and to increase or decrease the number thereof without vote of the shareholders, to the extent permitted by the BCL.

Section 3.2. Election and Term of Directors.

     The Board of Directors shall be elected by a vote of the shareholders at the annual meeting of the shareholders. A director may succeed himself without limitation as to number of terms.

Section 3.3. Vacancies.

     Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board though less than a quorum, or by a sole remaining director, and each person so elected shall be a director to serve for the balance of the unexpired term. When one or more directors resigns from the Board effective at a future date, the directors then in office, including those who have so resigned, shall have the power by the applicable vote to fill the vacancies and the vote thereon will take effect when said resignations become effective. In the event the Corporation has a classified Board of Directors, any director chosen to fill a vacancy, including a vacancy resulting in an increase in the number of directors, shall hold office until the next selection of the class for which such director has been chosen, and until his successor has been selected and qualified or until his earlier death, resignation or removal.

Section 3.4. Alternate Directors.

     Shareholders entitled to elect directors may select an alternate for each such director. In the absence of a director from a meeting of the Board, his alternate may, without any notice, attend the meeting or execute a written consent and exercise at the meeting or in such consent the powers of the absent director. When so exercising the powers of the absent director the alternate shall be subject in all respects to the provisions contained in Section 1725 of the BCL.

Section 3.5. Director's Duties and Obligations.

     (a) Standard of Care. A director of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

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               (i) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

               (ii) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

               (iii) A committee of the Board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

          A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

     (b) Consideration of Factors. In discharging the duties of their respective positions, the Board of Directors, committees of the Board and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of the standard set forth in Subsection (a) above.

     (c) Presumption. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

Section 3.6. Notation of Dissent.

     A director of the Corporation who is present at a meeting of the Board of Directors or of a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless the director files his written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits such dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not be available to a director who has voted in favor of such action.

Section 3.7. Compensation of Directors.

     Directors shall not receive any stated salary for their services as such; but each director may be paid a fixed sum, together with reimbursement for all or some of the expenses incurred, for attendance at each regular or special meeting of the Board of Directors, in such amounts, if any, as may be approved, from time to time, by resolution

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of the Board of Directors. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.8. Regular Meetings.

     A meeting of the Board of Directors for the election of officers and the transaction of such other business as may properly come before that meeting shall be held, without notice, immediately after the annual meeting of the shareholders, or after the last adjournment thereof. The Board of Directors shall hold such other regular meetings at such times and places as it may determine.

Section 3.9. Special Meetinqs.

     The Board of Directors shall hold such special meetings as shall be called at the direction of the Chief Executive Officer, the President, any Vice President, the Secretary, or a majority of the members of the Board of Directors. Each such meeting shall be held at such time and place as shall be designated in the notice of such meeting.

Section 3.10. Notice of Meetings.

     Meetings of the Board of Directors need not be preceded with notice of such meetings, and neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in any notice of the meeting. Written notice of meetings of the Board of Directors, if any, may be given by, or at the direction of, the person or persons calling such meeting either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, or by telecopier to each director's address (or to his telex, TWX, telecopier or telephone number) supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the director when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.

Section 3.11. Place of Meeting of Directors.

     Each regular and special meeting of directors shall be held at the principal office of the Corporation or at such other place, within or without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time designate or as may be designated in the notice of the meeting.

Section 3.12. Committees of Directors.

     The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the

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Corporation. Any committee, to the extent provided in the resolution of the
Board of Directors or in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

               (i) The submission to shareholders of any action requiring approval of shareholders under these By-laws.

               (ii) The creation or filling of vacancies in the Board of Directors.

               (iii) The adoption, amendment or repeal of these By-laws.

               (iv) The amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board.

               (v) Action on matters committed by these By-laws or resolution of the Board of Directors to another committee of the Board.

     The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member. Each committee of the Board shall serve at the pleasure of the Board.

     The term "Board of Directors" or "Board," when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board. Any provision of these Bylaws relating or referring to action to be taken by the Board of Directors or the procedure required therefore shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to these Bylaws.

Section 3.13. Informal Action by the Directors or Any Committee Thereof.

     Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the Corporation.

Section 3.14. Telephonic Meetings.

     One or more directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which

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


all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 14 shall constitute presence in person at the meeting.

Section 3. 15. Quorum and Voting Requirements at Meetings of Directors.

     A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

Section 3.16. Presiding Officer.

     All meetings of the Board of Directors shall be called to order and presided over by the Chairman, who shall be a member of and elected by the Board of Directors or, in his absence, a member of the Board of Directors to be selected to preside by the members present. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors, and in the absence of the Secretary, the Chairman of the meeting may designate any person to act as secretary of the meeting.

Section 3.17. Interested Director or Officer Contracts.

     A contract or transaction between the Corporation and any one or more of its directors or officers or between the Corporation and another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise in which one or more of the Corporation's directors or officers and directors or officers or have a financial or other interest, shall not be void or voidable solely because (a) of such reason or interest, (b) the director or officer is present at or participates in the meeting of the Board of Directors that authorizes the contract or transaction, or (c) the vote of such director or officer is counted in authorizing the contract or transaction; provided, however, that with respect to each of the foregoing, one or more of the following three conditions are satisfied:

               (i) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or

               (ii) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

               (iii) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the shareholders.

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


     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board which authorizes a contract or transaction as specified above.

Section 3.18. Limitation of Personal Liability of Directors.

     To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on the date of the adoption of this Section 18, or as such laws are thereafter amended, permit elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable as such for monetary damages for any action taken, or any failure to take any action, as a director. Any amendment or repeal of this Section 18 or adoption of any other provision of these By-laws or the Corporation's Articles of Incorporation which has the effect of increasing director liability shall operate prospectively only and shall not have any effect with respect to any action taken, or failure to act, prior to the adoption of such amendment, repeal or other provision.

                                   ARTICLE IV

                                    Officers

Section 4.1. Number and Election.

     The Board of Directors at its annual meeting shall elect a Chief Executive Officer, a President, one or more Vice Presidents (including Senior Vice Presidents), a Secretary, and/or an Assistant Secretary, a Treasurer and/or an Assistant Treasurer, and may elect or appoint such other officers and assistant officers and appoint such agents as the Board may deem appropriate.

Section 4.2. Qualifications.

     The officers and assistant officers may, but need not, be directors of the Corporation. All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be determined by or pursuant to these By-laws and any resolutions or orders of the Board of Directors. The Chief Executive Officer, the President, each Vice President and the Secretary of the Corporation shall be natural persons 18 years of age or older. The Treasurer of the Corporation may be a corporation or a natural person 18 years of age or older.

Section 4.3. Term of Office.

     All officers of the Corporation shall be elected for annual terms and until his successor has been selected and qualified, or until his earlier death, resignation or removal. Any officer of the Corporation may be removed by the Board of Directors with or without cause, and such removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer shall not of itself create contract rights.

Section 4.4. Chief Executive Officer.

     The Chief Executive Officer shall serve ex-officio as Chairman of the Board of Directors and as presiding officer at all meetings of the Board of Directors and of the shareholders, unless some other person shall have been designated to serve in those capacities by the Board of Directors or by the shareholders. The Chief Executive Officer shall have plenary authority and the duty generally to supervise and manage the affairs of the Corporation and the actions of all other officers, shall have the authority to bind the Corporation and shall have the authority and duty to perform all other duties ordinarily incidental to that office, all in accordance with and subject to the policies and decisions of the Board of Directors.

Section 4.5. President.

     The President shall have such powers and perform such duties as the Chief Executive Officer may from time to time delegate to him. In the case of the death of the Chief Executive Officer, the President shall immediately perform the duties of the Chief Executive Officer.

Section 4.6. Vice Presidents.

     Each Vice President shall have such powers and perform such duties as the President may from time to time delegate to him. At the request of the President any Vice President may, (a Senior Vice President taking priority over a Vice President) in the case of the absence or inability to act of the President, temporarily act in his place. In the case of the death of the President, or in the case of his absence or inability to act without having designated a Vice President to act temporarily in his place, the Vice President longest in service as Vice President shall perform the duties of the President except as shall be otherwise designated by the Board of Directors. A Vice President who is not a director shall not preside at any meeting of the Board of Directors.

Section 4.7. Secretary and Assistant Secretary.

     The Secretary shall attend the meetings of the shareholders and of the directors and keep minutes thereof. Unless some other person is delegated to give such notice, the Secretary shall send out notices of all meetings of shareholders and of directors. The Assistant Secretary shall perform the functions of the Secretary in the event of the absence or disability of the Secretary. The Secretary and the Assistant Secretary shall perform such other duties as may be assigned to them by the Chief Executive Officer, the President or the Board of Directors.

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Section 4.8. Treasurer and Assistant Treasurer.

     The Treasurer shall have the care and custody of all the funds and securities of the Corporation, and shall deposit the same in the name of the Corporation in such bank or banks as the directors may elect. The Treasurer shall perform such other duties as may be assigned to him by the Chief Executive Officer, the President or the Board of Directors; and he shall give such bonds, if any, for the faithful performance of his duties, as the Board of Directors may, from time to time, determine.

Section 4.9. Standard of Care.

     Subject to any contrary provision contained in the Corporation's Articles of Incorporation, an officer of the Corporation shall perform his duties as an officer in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his duties shall not be liable by reason of having been an officer of the Corporation.

                                    ARTICLE V

                             Execution of Documents

Section 5.1. Checks, Notes, etc.

     The Board of Directors shall from time to time designate the officers or agents of the Corporation who shall have the power, in its name, to sign and endorse checks and other instruments and to borrow money for the Corporation, and in its name, to make notes or other evidences of indebtedness.

Section 5.2. Other Documents.

     Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed and entered into between the Corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the Chief Executive Officer, the President or a Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Corporation, shall be held to have been properly executed for and on behalf of the Corporation.

                                   ARTICLE VI

                        Share Certificates and Transfers

Section 6.1. Share Certificates.

     Shares of the Corporation's stock shall be represented by certificates. Each of the Corporation's share certificates shall state that the Corporation is incorporated under the

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laws of the Commonwealth of Pennsylvania, the name of the person to whom it is issued, the number and class of shares and the designation of the series, if any, that the certificate represents. In the event the Corporation is authorized to issue shares of more than one class or series, the Corporation's share certificates shall set forth upon their face or back a full or summary statement of designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined, and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of the shares of the Corporation; or, in lieu thereof, a statement that the Corporation will furnish such information to any shareholder upon request and without charge. Every share certificate shall be executed, by facsimile or otherwise, by or on behalf of the Corporation in such manner as the Board of Directors may determine.

Section 6.2. Loss or Destruction of Share Certificate.

     In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors or their delegate of such loss or destruction, and upon the giving to the Corporation of satisfactory security against loss by bond or otherwise. Any such new certificate shall be plainly marked "Duplicate" upon its face.

Section 6.3. Transfers of Stock; Transfer Agent.

     Transfers of stock shall be made only upon the books of the Corporation and only upon surrender of the share certificate, unless such certificate is lost or destroyed. The Board of Directors may appoint a transfer agent and a registrar of transfers, and may require all stock certificates to bear the signature of such transfer agent and of such registrar of transfers.

Section 6.4. Registered Shareholders.

     The Corporation shall be entitled to treat the holder of record of any share or shares as holder in fact thereof and it shall not be bound to recognize any equitable or other interest or claim in or to any share on the part of any other person; and the Corporation shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or nominee, and will not be committing a breach of trust in requesting such registration or transfer, unless with actual knowledge of such facts as to cause the participation of the Corporation in such transfer to constitute an act of bad faith.

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                                   ARTICLE VII

              Indemnification of Directors, Officers and Employees

Section 7.1. Right to Indemnification.

     Except as prohibited by law, every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against all expenses, liability and loss (including without litigation, attorney's fees, judgments, fines, taxes, penalties and amounts paid in settlement) paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation or by reason of the fact such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust, employee benefit plan or other entity or enterprise (such claim, action, suit or proceeding hereinafter being referred to as an "Action"); provided, that no such right of indemnification shall exist with respect to an Action brought by an Indemnitee (as hereinafter defined) against the Corporation except as provided in the last sentence of this Section 1. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Article VII. As used in this
Article VII, "Indemnitee" shall include each director and officer of the Corporation and each other person denominated by the Board of Directors as entitled to the benefits of this Article VII. An Indemnitee shall be entitled to be indemnified pursuant to this Section 1 for expenses incurred in connection with any Action brought by such Indemnitee against the Corporation only if the Action is a claim for indemnity or expenses under Section 3 of this Article VII or otherwise and either (i) the Indemnitee is successful in whole or in part in the Action for which expenses are claimed or (ii) the indemnification for expenses is included in a settlement of the Action or is awarded by a court.

Section 7.2. Right to Advancement of Expenses.

     Every Indemnitee shall be entitled as of right to have his expenses in any Action (other than an Action brought by such Indemnitee against the Corporation) paid in advance by the Corporation prior to final disposition of such Action, subject to any obligation which may be imposed by law or by provision of the Corporation's Articles of Incorporation, these By-laws, an agreement or otherwise to reimburse the Corporation in certain events.

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Section 7.3. Right of Indemnitee to Initiate Action.

     If a written claim under Section 1 or Section 2 of this Article VII is not paid in full by the Corporation within thirty days after such claim has been received by the Corporation, the Indemnitee may at any time thereafter initiate an Action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall also be entitled to be paid the expenses of prosecuting such Action. It shall be a defense to any Action to recover a claim under Section 1 of this Article VII that the Indemnitee's conduct was such that under Pennsylvania law the Corporation is prohibited from indemnifying the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such Action that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the Indemnitee's conduct was such that indemnification is prohibited by law, shall be a defense to such Action or create a presumption that the Indemnitee's conduct was such that indemnification is prohibited by law. The only defense to any such Action to receive payment of expenses in advance under Section 2 of this Article VII shall be failure to make an undertaking to reimburse if such an undertaking is required by law or by provision of the Corporation's Articles of Incorporation, these Bylaws, an agreement or otherwise.

Section 7.4. Insurance and Funding.

     The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any expense, liability or loss asserted or incurred by such person in connection with any Action, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss by law or under the provisions of this
Article VII. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

Section 7.5. Nonexclusivity; Nature and Extent of Rights.

     The rights of indemnification and advancement of expenses provided for in this Article VII (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any Indemnitee may be entitled under the Corporation's Articles of Incorporation or these Bylaws, any agreement, any vote of shareholders or directors or otherwise, (ii) shall be deemed to create contractual rights in favor of each Indemnitee, (iii) shall continue as to each person who has ceased to have the status pursuant to which he was entitled or was denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of each Indemnitee and (iv) shall be applicable to Actions commenced after the adoption hereof,

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whether arising from acts or omissions occurring before or after the adoption hereof. The rights of indemnification provided in this Article VII may not be amended or repealed so as to limit in any way the indemnification or the right to advancement of expenses provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

                                  ARTICLE VIII

                                   Amendments

Section 8.1. Amendments to Bylaws.

     Except with respect to those matters that are by statute reserved exclusively to the shareholders, the Board of Directors may adopt, amend or repeal these Bylaws by a vote of a majority of all votes cast on the adoption, amendment or repeal at any regular or special meeting duly convened for that purpose; subject, however, to the power of the shareholders by a vote of a majority of all votes cast to change or repeal these Bylaws at any annual or special meeting duly convened for such purpose. Any meeting of shareholders for the purpose of changing or repealing these Bylaws shall be preceded by the giving of written notice to each shareholder stating that the purpose or one of the purposes of the meeting is to consider the adoption, amendment or repeal of these Bylaws, and such notice shall contain or include a copy of the proposed amendment or a summary of the changes to be effected thereby. Any change in these Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

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